UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 20, 2009

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated April 20, 2009, regarding its financial results for the period ended March 31, 2009, including consolidated financial statements for the period ended March 31, 2009, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s first quarter earnings presentation on April 20, 2009, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 20, 2009

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2009 FIRST-QUARTER RESULTS

•                  Diluted earnings of $1.70 per share, up 4 percent;

•                  Reiterates full-year 2009 earnings of at least $9.20 per share;

•                  Free cash flow of $1 billion, up $450 million;

•                  Gross profit margin of 43.4 percent, up 1.9 points;

•                  Net income of $2.3 billion, down 1 percent; net margin up 1.1 points;

•                  Revenue of $21.7 billion, impacted by strong U.S. dollar, down 11 percent, down 4 percent adjusting for currency;

•                  Software pre-tax margin up 2.9 points; income up 5 percent;

•                  Global Services pre-tax margin up 1.6 points; income up 4 percent;

•                  Total services signings up 10 percent, longer-term signings up 27 percent, both adjusting for currency;

•                  16 services deals greater than $100 million;

•                  Growth markets revenue up 4 percent adjusting for currency;

•                  Returned nearly $2.5 billion to shareholders in dividends and share repurchases.

ARMONK, N.Y., April 20, 2009 . . . IBM (NYSE: IBM) today announced first-quarter 2009 diluted earnings of $1.70 per share compared with diluted earnings of $1.64 per share in the first quarter of 2008, an increase of 4 percent as reported.  First-quarter net income was $2.30 billion compared with $2.32 billion in the first quarter of 2008, a decrease of 1 percent.  Total revenues for the first quarter of 2009 of $21.7 billion decreased 11 percent (4 percent, adjusting for currency) from the first quarter of 2008.

“IBM continued to perform well in a very difficult economic environment.  This was due to our long-term strategic focus: shifting into software and services, divesting of commodity businesses, and creating solutions that help clients reduce cost and conserve capital.  At the same time we have a disciplined approach to cost and expense management giving us a strong financial position,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.

“We are well-positioned to continue to move aggressively and leverage our strong cash performance to make the most of the opportunities that arise, including smarter planet initiatives and other strategic options.  We remain ahead of pace for our 2010 roadmap of $10 to $11 per share.”

IBM said that it expects full-year 2009 earnings of at least $9.20 per share.

From a geographic perspective, the Americas’ first-quarter revenues were $9.3 billion, a decrease of 7 percent (3 percent, adjusting for currency) from the 2008 period.  Revenues from Europe/Middle East/Africa were $7.2 billion, down 18 percent (3 percent, adjusting for currency).  Asia-Pacific revenues decreased 6 percent (3 percent, adjusting for currency) to $4.8 billion.  OEM revenues were $461 million, down 34 percent compared with the 2008 first quarter.  Revenues from the company’s growth markets organization decreased 12 percent (up 4 percent, adjusting for currency) and represented 17 percent of geographic revenues.

Total Global Services revenues decreased 10 percent (2 percent, adjusting for currency).  Global Technology Services segment revenues decreased 10 percent (1 percent, adjusting for currency) to $8.8 billion.  Global Business Services segment revenues decreased 10 percent (4 percent, adjusting for currency) to $4.4 billion.  IBM signed services contracts totaling $12.5 billion, at actual rates, a decrease of 1 percent (up 10 percent, adjusting for currency), including 16 contracts greater than $100 million.  Shorter-term signings were $5.5 billion, a decrease of 14 percent (5 percent, adjusting for currency).  Longer-term signings increased 14 percent (27 percent, adjusting for currency) to $7.0 billion.  The estimated services backlog at March 31 was $126 billion at actual rates compared with $130 billion at year-end 2008.

Revenues from the Software segment were $4.5 billion, a decrease of 6 percent (up 2 percent, adjusting for currency) compared with the first quarter of 2008; pre-tax income increased 5 percent.  Revenues from IBM’s middleware products, which primarily include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.6 billion, a decrease of 5 percent (up 4 percent, adjusting for currency)  versus the first quarter of 2008.  Operating systems revenues of $492 million decreased 7 percent (flat, adjusting for currency) compared with the prior-year quarter.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 5 percent year over year.  Revenues from Information Management software, which enables clients to leverage information on demand, decreased 8 percent.  Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, decreased 1 percent, and revenues from Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, decreased 12 percent.  Revenues from Rational software, integrated tools to improve the processes of software development, increased 9 percent.

Revenues from the Systems and Technology segment totaled $3.2 billion for the quarter, down 23 percent (18 percent, adjusting for currency).  Systems revenues decreased 22 percent (15 percent, adjusting for currency).  Revenues from the converged System p products decreased 2 percent compared with the 2008 period.  Revenues from System z mainframe server products decreased 19 percent compared with the year-ago period.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), increased 18 percent.  Revenues from the System x servers decreased 27 percent.  Revenues from System Storage decreased 20 percent, and revenues from Retail Store Solutions decreased 38 percent.  Revenues from Microelectronics OEM decreased 36 percent.

Global Financing segment revenues decreased 9 percent (flat, adjusting for currency) in the first quarter to $578 million.

The company’s total gross profit margin was 43.4 percent in the 2009 first quarter compared with 41.5 percent in the 2008 first-quarter period, led by improving margins in services and software.

Total expense and other income decreased 9 percent to $6.3 billion compared with the prior-year period.  SG&A expense decreased 6 percent to $5.3 billion including workforce rebalancing charges of approximately $265 million.  RD&E expense of $1.5 billion decreased 6 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $268 million compared with $274 million a year ago.  Other (income) and expense was income of $304 million including a net gain of $298 million relating to the sale of certain elements of the company’s logistics process, compared with income of $125 million from a year ago.  Interest expense decreased to $136 million compared with $178 million in the prior year.

IBM’s tax rate in the first-quarter 2009 was 26.5 percent compared with 27.5 percent in the first quarter of 2008, a decline of 1.0 point.

The weighted-average number of diluted common shares outstanding in the first-quarter 2009 was 1.35 billion compared with 1.41 billion shares in the same period of 2008.  As of March 31, 2009, there were 1.32 billion basic common shares outstanding.

Debt, including Global Financing, totaled $31.0 billion, compared with $33.9 billion at year-end 2008.  From a management segment view, Global Financing debt decreased $1.0 billion from year-end 2008 to a total of $23.4 billion at March 31, 2009, resulting in a debt-to-equity ratio of 7.0 to 1.  Non-global financing debt totaled $7.6 billion, a decrease of $1.9 billion since year-end 2008, resulting in a debt-to-capitalization ratio of 42.4 percent from 48.7 percent, which reflects the adoption of SFAS No. 160 referenced in the Consolidated Statement of Financial Position.

IBM ended the first quarter of 2009 with $12.3 billion of cash on hand and generated free cash flow of $1.0 billion, up $450 million year over year, excluding Global Financing receivables.  The company returned nearly $2.5 billion to shareholders through $675 million in dividends and $1.8 billion of share repurchases. The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in the economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; breaches of data protection; impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; competitive conditions; the company’s ability to attract and retain key personnel and its reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results —

•                  showing non-Global Financing debt-to-capitalization ratio;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the first-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/1q09.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31,
			Percent
	2009	2008	Change
REVENUE

Global Technology Services	$8,754	$9,677	-9.5%
Gross profit margin	33.9%	31.3%

Global Business Services	4,397	4,911	-10.5%
Gross profit margin	26.5%	25.0%

Software	4,539	4,847	-6.3%
Gross profit margin	84.2%	83.9%

Systems and Technology	3,228	4,219	-23.5%
Gross profit margin	34.0%	37.0%

Global Financing	578	633	-8.5%
Gross profit margin	45.9%	50.8%

Other	213	216	-0.9%
Gross profit margin	52.7%	-19.9%

TOTAL REVENUE	21,711	24,502	-11.4%

GROSS PROFIT	9,431	10,166	-7.2%
Gross profit margin	43.4%	41.5%

EXPENSE AND OTHER INCOME

S,G&A	5,264	5,620	-6.3%
Expense to revenue	24.2%	22.9%

R,D&E	1,480	1,569	-5.7%
Expense to revenue	6.8%	6.4%

Intellectual property and custom development income	(268)	(274)	-2.2%
Other (income) and expense	(304)	(125)	142.8%
Interest expense	136	178	-23.2%

TOTAL EXPENSE AND OTHER INCOME	6,309	6,968	-9.5%
Expense to revenue	29.1%	28.4%

INCOME BEFORE INCOME TAXES	3,122	3,198	-2.4%
Pre-tax margin	14.4%	13.1%

Provision for income taxes	827	879	-5.9%
Effective tax rate	26.5%	27.5%

NET INCOME	$2,295	$2,319	-1.0%

Net margin	10.6%	9.5%

EARNINGS/(LOSS)PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$1.70	$1.64 *	3.7%
BASIC	$1.71	$1.67 *	2.4%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,349.5	1,411.4 *
BASIC	1,344.3	1,394.3 *

*                 Restated to reflect the implementation of FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At March 31,	At December 31,
(Dollars in Millions)	2009	2008
ASSETS

Current Assets:
Cash & cash equivalents	$12,294	$12,741
Marketable securities	1	166
Notes and A/R ---- trade (net of allowances of $244 in 2009 and $226 in 2008)	9,170	10,906
Short-term financing receivables (net of allowances of $362 in 2009 and $351 in 2008)	12,952	15,477
Other accounts receivable (net of allowances of $53 in 2009 and $55 in 2008)	1,341	1,172
Inventories, at lower of average cost or market:
Finished goods	568	524
Work in process and raw materials	2,191	2,176

Total inventories	2,759	2,701
Deferred taxes	1,410	1,542
Prepaid expenses and other current assets	4,068	4,299

Total Current Assets	43,995	49,004

Plant, rental machines, and other property	37,592	38,445
Less: Accumulated depreciation	23,865	24,140

Plant, rental machines, and other property (net)	13,727	14,305

Long-term financing receivables (net of allowances of $174 in 2009 and $179 in 2008)	10,035	11,183
Prepaid pension assets	1,946	1,601
Deferred taxes	6,523	7,270
Goodwill	18,070	18,226
Intangible assets — net	2,721	2,878
Investments and sundry assets	4,928	5,058

Total Assets	$101,944	$109,524

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Taxes	$2,032	$2,743
Short-term debt	9,870	11,236
Accounts payable	5,878	7,014
Compensation and benefits	3,368	4,623
Deferred income	10,407	10,239
Other accrued expenses and liabilities	5,870	6,580

Total Current Liabilities	37,425	42,435

Long-term Debt	21,106	22,689
Retirement & nonpension postretirement	18,276	19,452
Deferred income	3,230	3,171
Other liabilities	8,214	8,192	*

Total Liabilities	88,252	95,939	*

EQUITY
Common Stock	39,430	39,129
Retained Earnings	71,968	70,353
Noncontrolling Interests*	92	119	*
Treasury Stock	(76,148)	(74,171)
Accumulated G/L not in Retained Earnings	(21,649)	(21,845)

Total Stockholders’ Equity	13,693	13,584	*

Total Liabilities and Stockholders’ Equity	$101,944	$109,524

*                 Reflects implementation of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51.”

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended March 31,
(Dollars in Millions)	2009	2008

Net Cash from Operations	$4,386	$4,202

Less: Global Financing (GF) Accounts Receivable	2,584	2,397

Net Cash from Operations	1,802	1,804
(Excluding GF Accounts Receivable)

Net Capital Expenditures	(760)	(1,212)

Free Cash Flow (excluding GF Accounts Receivable)	1,043	593

Acquisitions	(21)	(4,962)
Divestitures	356	29
Share Repurchase	(1,765)	(2,427)
Dividends	(675)	(554)
Non-GF Debt	(1,915)	(1,720)
Other (including GF Accounts Receivable, GF Debt)	2,367	4,921

Change in Cash & Marketable Securities	$(612)	$(4,119)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST-QUARTER 2009
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin
SEGMENTS

Global Technology Services	$8,754	$342	$9,096	$1,104	12.1%
% change	-9.5%	-11.9%	-9.6%	11.7%

Global Business Services	4,397	232	4,629	521	11.3%
% change	-10.5%	-9.9%	-10.4%	-10.0%

Software	4,539	614	5,153	1,335	25.9%
% change	-6.3%	-8.0%	-6.5%	5.4%

Systems and Technology	3,228	176	3,404	28	0.8%
% change	-23.5%	-9.6%	-22.9%	-80.7%

Global Financing	578	390	968	360	37.2%
% change	-8.5%	0.9%	-5.0%	-7.2%

TOTAL REPORTABLE SEGMENTS	21,498	1,754	23,251	3,348	14.4%
% change	-11.5%	-7.4%	-11.2%	-0.6%

Eliminations / Other	213	(1,754)	(1,540)	(226)

TOTAL IBM CONSOLIDATED	$21,711	$0	$21,711	$3,122	14.4%
% change	-11.4%		-11.4%	-2.4%

	FIRST-QUARTER 2008
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin
SEGMENTS

Global Technology Services	$9,677	$388	$10,065	$988	9.8%

Global Business Services	4,911	258	5,169	579	11.2%

Software	4,847	667	5,514	1,267	23.0%

Systems and Technology	4,219	195	4,414	145	3.3%

Global Financing	633	386	1,019	388	38.1%

TOTAL REPORTABLE SEGMENTS	24,286	1,894	26,180	3,368	12.9%

Eliminations / Other	216	(1,894)	(1,679)	(170)

TOTAL IBM CONSOLIDATED	$24,502	$0	$24,502	$3,198	13.1%

Contact:	IBM
Michael Fay, 914/499-6107
mikefay@us.ibm.com

John Bukovinsky, 732/618-3531
jbuko@us.ibm.com

1Q 2009 Earnings Presentation April 20, 2009 www.ibm.com/investor

Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company’s filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. www.ibm.com/investor

1Q 2009 Highlights Expect EPS of at least $9.20 in 2009 * Excluding GF Receivables Delivering value to clients through adaptable offerings Signings +10% yr/yr @CC, longer-term categories +27% @CC Driving favorable mix Services, software and financing deliver 99% of segment pre-tax profit Investing to capture opportunities in emerging markets Growth markets revenue growth +8 points higher than major markets Strengthening margin performance through mix to higher value and ongoing focus on productivity GP margin +1.9 pts, PTI margin +1.3 pts, Net Income margin +1.1 pts Continuing investments for future growth +$450M yr/yr $1B Free Cash Flow* +4% yr/yr $1.70 EPS  www.ibm.com/investor

Financial Summary 1.1 pts 10.6% Net Income Margin 1.3 pts 14.4% PTI Margin 4% $1.70 EPS 4% 1,349.5 Shares (Diluted) (M) (1%) $2.3 Net Income 1.0 pts 26.5% Tax Rate (2%) $3.1 Pre-Tax Income 9% $6.3 Expense 1.9 pts 43.4% GP % (4%) @CC (11%) $21.7 Revenue B/(W) Yr/Yr 1Q09 $ in Billions, except EPS Strong margin performance www.ibm.com/investor

Revenue by Segment 1Q09 (4%) (11%) $21.7 Total IBM (4%) (11%) $21.5 Total Segments Flat (9%) 0.6 Global Financing 2% (6%) 4.5 Software (18%) (23%) 3.2 Systems & Technology (4%) (10%) 4.4 Global Business Services (1%) (10%) $8.8 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Global Technology Services Global Business Services Systems & Technology Software Global Financing  www.ibm.com/investor

Revenue by Geography (4%) (10%) Major Markets 4% (12%) Growth Markets 7% (6%) BRIC Countries (3%) (18%) 7.2 Europe/ME/A (3%) (11%) $21.2 Total Geographies (4%) (11%) $21.7 IBM 1Q09 (3%) (6%) 4.8 Asia Pacific (3%) (7%) $9.3 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +3% @CC OEM -34% U.S. -5% EMEA Canada/ LA Japan -10% @CC Growth markets 8 points faster than major markets www.ibm.com/investor

 (4%) (11%) $21.7 Total IBM (3%) (12%) 4.2 General Business 1Q09 (3%) (11%) $21.3 All Sectors Flat (10%) 2.2 Communications (7%) (14%) 2.1 Distribution (15%) (20%) 2.4 Industrial 6% (3%) 3.6 Public (3%) (10%) $6.1 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial - Rest of World Fin’l - U.S. Led by Public Sector  www.ibm.com/investor

Expense Summary 4 pts 4 pts Flat Ops (3 pts) 9 pts 9% $6.3 Total Expense & Other Income 23% 0.1 Interest Expense 143% (0.3) Other (Income)/Expense (2%) (0.3) IP and Development Income (3 pts) 5 pts 6% 1.5 RD&E (2 pts) 8 pts 6% $5.3 SG&A Acq.* Currency B/(W) Yr/Yr 1Q09 * Includes Acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers Disciplined expense management  www.ibm.com/investor

1.3 pts 1.5 pts (0.9 pts) 2.9 pts (2.5 pts) 0.1 pts 2.3 pts B/(W) Yr/Yr Pts 14.4% 14.4% 37.2% 25.9% 0.8% 11.3% 12.1% 1Q09 1Q09 1.9 pts 43.4% Total IBM 1.3 pts 43.3% Total Segments (5.0 pts) 45.9% Global Financing 0.3 pts 84.2% Software (3.0%) 34.0% Systems & Technology 1.5 pts 26.5% Global Business Services 2.6 pts 33.9% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment External Gross Profit Margins Total Pre-Tax Margins Business mix and productivity drive margin expansion  www.ibm.com/investor

@CC Rptd 1Q09 2.3 pts 12.1% PTI Margin 2.6 pts 33.9% Gross Margin (External) (1%) (10%) $8.8 Revenue (External) B/(W) Yr/Yr Services Segments Strategic Outsourcing 35% Global Business Services 33% Integrated Technology Services 15% Maint. 13% BTO 4% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Strong signings growth and margin expansion 1Q09 Revenues (% of Total Services) (Growth @CC) $ in Billions (1%) Yr/Yr (4%) Yr/Yr (9%) Yr/Yr (2%) Yr/Yr +1% Yr/Yr 10% 6% 49% (4%) @CC 13% 22% (7%) @CC (1%) (2%) 44% (13%) Yr/Yr 1% 8% (16%) Yr/Yr $12.5 Total Global Services Signings 1Q09 GBS Signings $3.6 Consulting & Systems Integ. ST) 1.4 Application Outsourcing (LT) $5.0 Total GBS Signings $7.5 Total GTS Signings 5.6 Outsourcing (LT) 1Q09 GTS Signings $1.9 Integrated Technology Svcs (ST) @CC Rptd 1Q09 0.1 pts 11.3% PTI Margin 1.5 pts 26.5% Gross Margin (External) (4%) (10%) $4.4 Revenue (External) B/(W) Yr/Yr  www.ibm.com/investor

Software Segment @CC Rptd 1Q09 2.9 pts 25.9% PTI Margin 0.3 pts 84.2% Gross Margin (External) 2% (6%) $4.5 Revenue (External) B/(W) Yr/Yr @CC Rptd 2% 4% 5% 19% (3%) 8% 1% 14% (6%) Total Software (5%) Total Middleware (4%) Key Branded Middleware 9% Rational (12%) Lotus Yr/Yr 1Q09 Revenue (1%) Tivoli (8%) Information Management 5% WebSphere Family 1Q09 Revenue (% of Total Software) Key Branded Middleware 55% Operating Systems 11% Other Middleware 24% Other 10% $ in Billions Growth driven by share gains in Branded Middleware  www.ibm.com/investor

Systems & Technology Segment @CC Rptd 1Q09 (2.5 pts) 0.8% PTI Margin (3.0 pts) 34.0% Gross Margin (External) (18%) (23%) $3.2 Revenue (External) B/(W) Yr/Yr $ in Billions 1Q09 Revenue (% of Total S&TG) Servers 66% Storage 19% Micro OEM 11% RSS Yr/Yr 1Q09 Revenue (18%) (36%) (15%) (32%) (14%) (22%) 5% (12%) @CC (2%) Converged System p (22%) Total Systems (23%) Total Systems & Technology (36%) Microelectronics OEM (38%) Retail Store Solutions (20%) Storage (27%) System x Servers Rptd (19%) System z System p gained 4 points of share; total Systems held share www.ibm.com/investor

Cash Flow Analysis ($3.2) $3.5 ($0.6) Change in Cash & Marketable Securities 5.0 (3.2) (10.6) (2.6) 0.1 (6.3) 14.3 (4.5) 18.8 0.0 $18.8 FY08 (2.6) 2.4 Other (includes GF A/R & GF Debt) (0.2) (1.9) Non-GF Debt 0.7 (1.8) Share Repurchases (0.1) (0.7) Dividends 0.3 0.4 Divestitures 4.9 0.0 Acquisitions 0.4 1.0 Free Cash Flow (excluding GF Receivables) 0.5 (0.8) Net Capital Expenditures B/(W) Yr/Yr 1Q09 0.0 1.8 Net Cash from Operations (excluding GF Receivables) 0.2 2.6 Less: Global Financing Receivables $0.2 $4.4 Net Cash from Operations $ in Billions www.ibm.com/investor

7.0 42% 13.7 88.3 31.0 23.4 7.6 57.3 101.9 30.5 59.1 $12.3 Mar. 09 6.9 26% 28.9 92.9 35.2 26.2 8.9 57.8 121.8 35.2 74.6 $12.0 Mar. 08 13.6 Equity 95.9 Total Liabilities 33.9 Total Debt 24.4 Global Financing Debt 9.6 Non-GF Debt 7.0 Global Financing Leverage 49% 62.0 109.5 34.9 61.8 $12.9 Dec. 08 Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets* Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions *Excluding Cash & Marketable Securities www.ibm.com/investor

EPS Bridge – 1Q08 to 1Q09 1Q08 EPS Revenue Growth @ Actual Gross Margin Expense Productivity Share Repurchases 1Q09 EPS Tax Rate $1.64 ($0.19) $0.22 ($0.07) $0.02 $0.08 $1.70 www.ibm.com/investor

1Q 2009 Summary IBM’s transformation positions the company for the current environment Shifting to higher value Globalizing operations Delivering value to clients with adaptable offerings Investing to capture opportunity in growth markets Cost and expense initiatives improve our balance point Delivers margin improvement today Provides leverage when the economy turns Positioned to capture future opportunities “Smarter Planet” initiatives, business analytics and new compute models Strong profit and cash flow support continued investments Expect EPS of at least $9.20 in 2009 Ahead of pace for 2010 roadmap to $10-$11 EPS www.ibm.com/investor

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Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Cash Flow (FAS 95) Non-GAAP Supplementary Materials Constant Currency, Cash Flow, Debt-to-Capital Ratio Reconciliation of Revenue Growth Reconciliation of Debt-to-Capital Ratio Computation of Global Financing Return on Equity Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding  www.ibm.com/investor

Currency – Year/Year Comparison (11%) $21.7 Revenue As Reported (8 pts) (1.9) Currency Impact (4%) $23.6 Revenue @CC Yr/Yr (US$B) (1 pts) (3%) (5%) (1%) 4Q09 ~(8-9 pts) 5% (33%) (20%) 2Q09 ~(6-7 pts) 8% (27%) (15%) 3Q09 99 0.67 0.77 4/17 Spot (8 pts) 11% (38%) (15%) Yr/Yr 1Q09 IBM Revenue Impact 93 Yen 0.70 Pound 0.77 Euro Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows to mitigate the effect of currency volatility in the year-over-year results. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. Yr/Yr @ 4/17 Spot Quarterly Averages per US $ www.ibm.com/investor

Supplemental Segment Information – 1Q 2009 $126B Backlog Change in Backlog due to Currency ($4B) Quarter-to-Quarter ($15B) Year-to-Year @CC Yr/Yr Global Services (4%) (10%) Global Business Services (1%) (10%) Global Technology Services (2%) (9%) Maintenance Revenue Growth 1% (7%) Integrated Tech Services (9%) (20%) Business Transformation Outsourcing (1%) (9%) Strategic Outsourcing 14% $7.0 Global Services Longer-Term Signings ($B) 9% BTO 8% SO 8% 5.6 GTS (SO & BTO) 44% 1.4 GBS (App. Outsourcing) Yr/Yr 1Q09 Global Services (16%) 1.9 GTS (ITS) (13%) 3.6 GBS (C&SI) (14%) $5.5 Global Services Shorter-Term www.ibm.com/investor

Supplemental Segment Information – 1Q 2009 Share GP% @CC Yr/Yr Systems & Technology Group (18%) (36%) (15%) (32%) (14%) (22%) 5% (12%) = (23%) Total Systems & Technology (36%) Microelectronics OEM (22%) Total Systems (38%) Retail Store Solutions (20%) System Storage (27%) System x Servers Revenue (2%) Converged System p (19%) System z Revenue 2% (6%) Total Software (10%) (17%) Other Software/Services Flat (7%) Operating Systems 4% (5%) Total Middleware 2% (6%) Other Middleware 5% (4%) Key Branded Middleware 19% 9% Rational (3%) (12%) Lotus @CC Yr/Yr Software 8% (1%) Tivoli 1% (8%) Information Management 14% 5% WebSphere Family www.ibm.com/investor

22 Global Financing Portfolio 1Q09 - $22.4B External Receivables 31% 29% 20% 11% 6% 3% 0% 5% 10% 15% 20% 25% 30% 35% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D Investment Grade 60% Non-Investment Grade 40% 1Q09 1Q08 Identified Loss Rate 1.7% 0.9% 1.4% Anticipated Loss Rate 0.6% 0.5% Reserve Coverage 2.3% Client Days Delinquent Outstanding 3.8 4.3 Commercial A/R > 30 Days $63M $100M www.ibm.com/investor

Cash Flow (FAS 95) ($4.2) 0.2 (2.8) 1.0 (2.4) (0.6) (0.8) (5.8) 0.4 (5.0) 0.0 (1.2) 4.2 2.4 (2.0) 0.2 1.3 $2.3 1Q08 ($0.4) (0.2) (4.6) 0.2 (1.8) (0.7) (2.4) 0.0 0.4 0.0 0.4 (0.8) 4.4 2.6 (1.9) 0.1 1.2 $2.3 1Q09 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions www.ibm.com/investor

Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and/or earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because we believe this is more representative of the company’s core business operations. www.ibm.com/investor

Non-GAAP Supplementary Materials Reconciliation of Revenue Growth @CC As Rptd 3% (10%) 12% 11% 22% (12%) 1% (10%) 14% 2% Asia Pacific Revenue, other than Japan Japan Revenue India China Distribution Sector – Growth Markets 1Q09 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” and “Revenue by Key Industry Sales Unit” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. www.ibm.com/investor

Reconciliation of Debt-to-Capital Ratio 49% 71% FY08 1Q09 1Q08 42% 69% 26% 55% Non-GF Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion regarding the non-GF debt to capital ratio in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials www.ibm.com/investor

Computation of Global Financing Return on Equity (a) (b) (a)/(b) Numerator: $ 235 $ 940 $3,420 28% Global Financing After Tax Income* Annualized After Tax Income Denominator: Average Global Financing Equity** Global Financing Return on Equity 1Q09 * Calculated based upon an estimated tax rate principally based on Global Financing’s geographic mix of earnings as IBM’s provision for income taxes is determined on a consolidated basis. ** Average of ending equity for the Global Financing Segment for the last two quarters. $ in Millions The following are details on the computation of IBM’s Global Financing Return on Equity. The Global Financing segment is in the business of providing financing to IBM’s clients and its business partners, and is measured as if it were a standalone entity. A financing business is managed on a leveraged basis and therefore, we measure the profitability of a financing entity based on its after-tax earnings in relation to the equity employed in the business. www.ibm.com/investor

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